S U T H E R L A N D

SUTHERLAND ASBI LL & BRENNAN LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001 -3980

202.383.0100   Fox 202.637.3593

www.sutherlond.com

MARY JANE WILSON-BILIK

DIRECT LINE: 202.383.0660

E-mail: mj.wilson-bilik@sutherland .com

April 29, 2014

Board of Directors

Western Reserve Life Assurance Co. of Ohio WRL Series Life Account
570 Carillon Parkway

St. Petersburg, Florida 337 16

RE:	WRL Series Life Account WRL Freedom Elite Bui lder II

Fil e Nos. 333-11 03 15/ 811-4420 To The Board of Di rectors:

We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information for WRL Freedom Elite Builder II
policy contained in Post-Effective Amendment No. 16 to the Registration Statement on Form N-6 (File Nos .333-110315/811-4420)      of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASB ILL & BRENNAN LLP

By: /s/Mary Jane Wilson-Bilik

                                                                                                         Mary Jane Wilson-Bilik